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                                                                    Exhibit 1(c)

                                LANDMARK FUNDS I

                                  AMENDMENT TO
                              DECLARATION OF TRUST

         The undersigned, constituting a majority of the Trustees of Landmark Funds I (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated April 13, 1984, as amended and restated (the "Declaration"), do hereby amend Section
3.2 of the Declaration by deleting paragraph (d) thereof and replacing it in its entirety with the following, such amendment to be subject to approval in accordance with the Declaration of the shareholders of CitiSelect(SM) Folio 200, CitiSelect(SM) Folio 300, CitiSelect(SM) Folio 400 and CitiSelect(SM) Folio 500, each a series of the Trust:

                  (d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by shareholders to either invest all or a portion of the Trust Property of CitiSelect(SM) Folio 200, CitiSelect(SM) Folio 300, CitiSelect(SM) Folio 400 and CitiSelect(SM) Folio 500 and of each other Series of the Trust (other than Landmark Balanced Fund), or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment this 8th day of August, 1997.

Philip Coolidge                             Riley C. Gilley
--------------------------------            -------------------------------
PHILIP W. COOLIDGE                          RILEY C. GILLEY
As trustee and not individually             As trustee and not individually

Diana R. Harrington                         Susan B. Kerley
--------------------------------            -------------------------------
DIANA R. HARRINGTON                         SUSAN B. KERLEY
As trustee and not individually             As trustee and not individually

C. Oscar Morong, Jr.                        E. Kirby Warren
--------------------------------            -------------------------------
C. OSCAR MORONG, JR.                        E. KIRBY WARREN
As trustee and not individually             As trustee and not individually

William S. Woods, Jr.
--------------------------------
WILLIAM S. WOODS, JR.
As trustee and not individually